Troutman Pepper Hamilton Sanders LLP
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Exhibit 5.1

February 26, 2021

Unisys Corporation
801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Unisys Corporation, a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Registration Statement”) by the Company. The Registration Statement relates to the proposed offer and sale by the Company from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of securities of the Company (the “Securities”), which may include any or all of the following: (i) shares of the Company’s common stock, par value $.01 per share (the “Common Stock”); (ii) shares in one or more series of the Company’s preferred stock, par value $1.00 per share and in one or more series of the Company’s junior participating preferred stock (collectively, the “Preferred Stock”); (iii) one or more series of the Company’s senior debt securities (the “Senior Debt Securities”), or subordinated debt securities (the “Subordinated Debt Securities,” and, together with the Senior Debt Securities, the “Debt Securities”); (iv) warrants for the purchase of the Company’s Debt Securities, Common Stock or Preferred Stock, or any combination of such shares and Debt Securities (the “Warrants”); and (v) stock purchase contracts for the Company’s Common Stock or other securities (the “Stock Purchase Contracts”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation of the Company, as amended (the “Certificate”); (ii) the By-laws of the Company, as amended (the “By-laws”); (iii) the senior indenture (the “Senior Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), dated June 1, 2012; (iv) the subordinated indenture between the Company and the Trustee, dated June 1, 2012 (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”); (v) certain resolutions of the Company’s Board of Directors relating to the Registration Statement; and (viii)

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such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

•the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the Certificate, the By-laws and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;
• prior to the issuance of shares of one or more series of Preferred Stock, an appropriate Certificate of Designations relating to each such series of Preferred Stock will have been duly authorized by Corporate Action and filed with the Secretary of State of the State of Delaware;
•the Senior Debt Securities will be issued under the Senior Indenture and the Subordinated Debt Securities will be issued under the Subordinated Indenture;
•to the extent that the obligations of the Company under the Indentures may depend upon such matters, the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the Indentures; that the Indentures have been or will have been duly authorized, executed and delivered by the Trustee and constitute the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with their respective terms; that the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indentures, with all applicable laws and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indentures;
•any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the entity identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”) and the execution, delivery and performance of

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the applicable Warrant Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;
•to the extent that the obligations of the Company under any Warrant Agreement may depend upon such matters, each of the parties thereto, other than the Company, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be duly qualified to engage in the activities contemplated by such Warrant Agreement; that such Warrant Agreement will have been duly authorized, executed and delivered by such party and will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party will be in compliance, generally and with respect to acting as a party with respect to its obligations under such Warrant Agreement, with all applicable laws and regulations; and that such party will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement;
•any Stock Purchase Contracts will be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and a purchase contract agent identified in the Purchase Contract Agreement as a purchase contract agent (each, a “Purchase Contract Agent”), and the execution, delivery and performance of the applicable Purchase Contract Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;
•to the extent that the obligations of the Company under any Purchase Contract Agreement may be dependent upon such matters, the Purchase Contract Agent with respect to such Purchase Contract Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Purchase Contract Agent will be duly qualified to engage in the activities contemplated by such Purchase Contract Agreement; that such Purchase Contract Agreement will have been duly authorized, executed and delivered by such Purchase Contract Agent and will constitute the legal, valid and binding obligation of such Purchase Contract Agent, enforceable against such Purchase Contract Agent in accordance with its terms; that such Purchase Contract Agent will be in compliance, generally and with respect to acting as a Purchase Contract Agent under such Purchase Contract Agreement, with all applicable laws and regulations; and that such Purchase Contract Agent will have the requisite organizational and legal power and authority to perform its obligations under such Purchase Contract Agreement;
•the Registration Statement and any amendments thereto (including post effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;
•a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the SEC describing the Securities offered thereby and will comply with

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all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;
•all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

•a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.When the issuance and sale of shares of Common Stock have been duly authorized by Corporate Action and such shares of Common Stock have been issued and delivered against payment for such shares (in an amount at least equal to the aggregate par value of such shares of Common Stock) in accordance with the terms and provisions of the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.When the issuance and sale of shares of a series of Preferred Stock have been duly authorized by Corporate Action and such shares of Preferred Stock have been issued and delivered against payment for such shares (in an amount at least equal to the aggregate par value of such shares of Preferred Stock) in accordance with the terms and provisions of applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in either case, provide for payment of consideration at least equal to the aggregate par value of such shares of Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.When the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the applicable Indenture, such Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, the series of such Debt Securities has been created under the terms of the applicable Indenture, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment for such Debt Securities, in accordance with the terms and provisions of the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or

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exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will be validly issued and will constitute valid, binding and enforceable obligations of the Company, and such Indenture will constitute a valid, binding and enforceable obligation of the Company, enforceable against the Company in accordance with its terms.

4.When the Stock Purchase Contracts have been duly authorized by Corporate Action and duly executed and delivered against payment for such Stock Purchase Contracts in accordance with the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, the Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the Warrant Agent named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement and applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid, binding and enforceable obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above as to enforceability may be limited by: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; or (iv) requirements that a claim with respect to any Debt Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The foregoing opinions are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Validity of Securities” in the Prospectus. In giving such

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consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP
Troutman Pepper Hamilton Sanders LLP